Exhibit 99.1

EVOLENT HEALTH, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements of the Company consist of a combined balance sheet at September 30, 2019 and combined statements of operations for the nine-month period ended September 30, 2019 and year ended December 31, 2018 which reflect the Company's acquisition of a 70% interest in Passport as if it occurred on September 30, 2019 with respect to the unaudited pro forma combined balance sheet, and on January 1, 2018 with respect to the unaudited pro forma combined statements of operations.

The unaudited pro forma combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of our financial position or results of operations, nor is such unaudited pro forma combined financial information necessarily indicative of the results to be expected for any future period. The pro forma adjustments are based on estimates and currently available information and assumptions that management believes are reasonable. The unaudited notes to the unaudited pro forma combined financial statements provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma financial information.

The unaudited pro forma combined financial information includes adjustments which give effect to the events that are directly attributable, factually supportable, and with respect to the pro forma statements of operations, expected to have a continuing impact. Any changes or planned adjustments affecting the balance sheet, statements of operations or changes in common stock outstanding, subsequent to the investment are not included.

The unaudited pro forma combined financial information and related notes thereto were derived from and should be read in conjunction with Passport financial statements filed as part of the 8-K/A with which these pro forma combined financial statements are filed as well as the historical consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”) on February 28, 2019, the historical consolidated financial statements and related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 5, 2019.

EVOLENT HEALTH, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2019
(in thousands)

	Evolent Health, Inc. Historical	Debt Adjustment (a)	Investment Adjustment (b)	Class B Adjustment (c)	Evolent Health, Inc. Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$96,734	$70,347	$(70,533)	$(1,330)	$95,218
Restricted cash and restricted investments	101,475	—	—	—	101,475
Accounts receivable, net	74,874	—	—	—	74,874
Prepaid expenses and other current assets	29,749	—	—	—	29,749
Investments, at amortized cost	3,815	—	—	—	3,815
Contract assets	1,365	—	—	—	1,365
Total current assets	308,012	70,347	(70,533)	(1,330)	306,496
Restricted cash and restricted investments	8,357	—	—	—	8,357
Investments, at amortized cost	15,095	—	—	—	15,095
Investments in and advances to affiliates	55,528	—	70,533	—	126,061
Property and equipment, net	83,164	—	—	—	83,164
Right-of-use assets - operating	75,768	—	—	—	75,768
Customer advance for regulatory capital requirements	40,000	—	—	—	40,000
Prepaid expenses and other non-current assets	7,647	—	—	—	7,647
Contract assets	1,245	—	—	—	1,245
Contract cost assets	29,998	—	—	—	29,998
Intangible assets, net	317,200	—	—	—	317,200
Goodwill	771,887	—	—	—	771,887
Total assets	$1,713,901	$70,347	$—	$(1,330)	$1,782,918

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current liabilities:
Accounts payable	$120,024	$—	$—	$—	$120,024
Accrued liabilities	41,632	—	—	—	41,632
Operating lease liabilities - current	5,390	—	—	—	5,390
Accrued compensation and employee benefits	27,031	—	—	—	27,031
Deferred revenue	22,701	—	—	—	22,701
Reserves for claims and performance-based arrangements	43,073	—	—	—	43,073
Total current liabilities	259,851	—	—	—	259,851
Long-term debt, net of discount	227,996	65,412	—	—	293,408
Other long-term liabilities	6,553	4,935	—	—	11,488
Operating lease liabilities - noncurrent	70,560	—	—	—	70,560
Deferred tax liabilities, net	24,593	—	—	(22,700)	1,893
Total liabilities	589,553	70,347	—	(22,700)	637,200

Shareholders' Equity (Deficit)
Class A common stock	838	—	—	7	845
Class B common stock	7	—	—	(7)	—
Additional paid-in-capital	1,161,696	—	—	5,065	1,166,761
Accumulated other comprehensive loss	(215)	—	—	—	(215)
Accumulated deficit	(53,866)	—	—	25,504	(28,362)
Total shareholders' equity (deficit) attributable to Evolent Health, Inc.	1,108,460	—	—	30,569	1,139,029
Non-controlling interests	15,888	—	—	(9,199)	6,689
Total equity (deficit)	1,124,348	—	—	21,370	1,145,718
Total liabilities and shareholders' deficit	$1,713,901	$70,347	$—	$(1,330)	$1,782,918

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

EVOLENT HEALTH, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019
(in thousands, except per share amounts)

	Evolent Health, Inc. Historical	Debt Adjustment (a)	Class B Adjustment (c)	Evolent Health, Inc. Pro Forma
Revenue
Transformation services	$10,481	$—	$—	$10,481
Platform and operations services	463,252	—	—	463,252
Premiums	136,125	—	—	136,125
Total revenue	609,858	—	—	609,858

Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	357,587	—	—	357,587
Claims expenses	108,644	—	—	108,644
Selling, general and administrative expenses	200,578	—	—	200,578
Depreciation and amortization expenses	44,966	—	—	44,966
Gain on disposal of assets	(9,600)	—	—	(9,600)
Change in fair value of contingent consideration, warrants and indemnification asset	(300)	16,470	—	16,170
Total operating expenses	701,875	16,470	—	718,345
Operating loss	(92,017)	(16,470)	—	(108,487)
Interest income	3,026	—	—	3,026
Interest expense	(10,812)	(6,817)	—	(17,629)
Loss from equity affiliates	(6,187)	—	—	(6,187)
Expense, net	(244)	—	—	(244)
Loss before income taxes and non-controlling interests	(106,234)	(23,287)	—	(129,521)
Provision for income taxes	53	—	—	53
Net loss	(106,287)	(23,287)	—	(129,574)
Net income (loss) attributable to non-controlling interests	(2,412)	—	2,601	189
Net loss attributable to Evolent Health, Inc.	$(103,875)	$(23,287)	$(2,601)	$(129,763)

Loss Available to Common Shareholders
Basic and Diluted	$(103,875)			$(129,763)

Loss per Common Share
Basic and Diluted	$(1.27)			$(1.59)

Weighted-Average Common Shares Outstanding
Basic and Diluted	81,831			81,831

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

EVOLENT HEALTH, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(in thousands, except per share amounts)

	Evolent Health, Inc. Historical	Debt Adjustment (a)	Investment Adjustment (b)	Class B Adjustment (c)	Evolent Health, Inc. Pro Forma
Revenue
Transformation	$32,916	$—	$—	$—	$32,916
Platform and operations	500,190	—	—	—	500,190
Premiums	93,957	—	—	—	93,957
Total revenue	627,063	—	—	—	627,063

Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	327,825	—	—	—	327,825
Claims expenses	70,889	—	—	—	70,889
Selling, general and administrative expenses	235,418	—	100	—	235,518
Depreciation and amortization expenses	44,515		—	—	44,515
Change in fair value of contingent consideration, warrants and indemnification asset	(4,104)	(9,673)	—	—	(13,777)
Total operating expenses	674,543	(9,673)	100	—	664,970
Operating Income (loss)	(47,480)	9,673	(100)	—	(37,907)
Interest income	3,440	—	—	—	3,440
Interest expense	(5,484)	(8,794)	—	—	(14,278)
Loss from equity method investees	(4,736)	—	(70,533)	—	(75,269)
Other (income) expense, net	109	—	—	(1,330)	(1,221)
Loss before income taxes and non-controlling interests	(54,151)	879	(70,633)	(1,330)	(125,235)
Provision (benefit) for income taxes	40	—	—	(22,700)	(22,660)
Net loss	$(54,191)	$879	$(70,633)	$21,370	$(102,575)
Net loss attributable to non-controlling interests	(1,533)	—	—	1,533	—
Net loss attributable to Evolent Health, Inc.	$(52,658)	$879	$(70,633)	$19,837	$(102,575)

Loss Available for Common Shareholders
Basic and Diluted	$(52,658)				$(102,575)

Loss per Common Share
Basic and Diluted	$(0.68)				$(1.33)

Weighted-Average Common Shares Outstanding
Basic and Diluted	77,338				77,338

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

EVOLENT HEALTH, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Acquisition of 70% interest in University Health Care, Inc.

On May 28, 2019, University Health Care, Inc., d/b/a Passport Health Plan, a Kentucky nonprofit corporation (“Passport”), Passport Health Solutions, LLC, a Kentucky nonprofit limited liability company and subsidiary of Passport (“PHS I”), Evolent Health, Inc., a Delaware corporation (the “Company”) and Justify Holdings, Inc., a Kentucky corporation and a subsidiary of the Company (“Buyer”) entered into an Asset Purchase Agreement (as amended on December 30, 2019, the “Agreement”), pursuant to which Buyer on December 31, 2019, acquired substantially all of the assets and assumed substantially all of the liabilities of Passport and PHS I for $70 million in cash and the issuance of a 30% equity interest in Buyer to the provider sponsors of Passport. The consideration for this investment was funded by borrowings of $75.0 million under a credit agreement as described below.

2.	Basis of Presentation

The unaudited pro forma combined balance sheet as of September 30, 2019, gives effect to the Passport investment as if it had occurred on September 30, 2019. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018, give effect to the Passport investment as if it had occurred on January 1, 2018.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma combined financial statements are based on the Company’s and Passport’s respective historical combined financial statements as adjusted to give effect to the investment in Passport, the debt necessary to finance the investment and the resulting change in Evolent’s corporate structure.

3.	Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments are included in the unaudited pro forma combined balance sheet to reflect the estimated impact of the investment on the historical combined results of Evolent Health, Inc.:

(a) Debt Adjustment -Reflects the credit agreement the Company entered into to finance the investment (dated December 30, 2019) as well as the accompanying interest expense and amortization of debt acquisition costs. See table below for breakout of the debt adjustments effect on the balance sheet (in thousands):

Initial borrowing under credit agreement	$75,000
Less: debt acquisition costs	(4,653)
Net cash received	70,347
Less: warrants	(4,935)
Long term debt, net of discount	$65,412

The funding from the credit agreement is also reflected in the respective combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019. The statement of operations adjustments are comprised of interest expense and amortization of the debt acquisition costs listed in the above table. The interest rate for each loan under the credit agreement is calculated, at the option of the Borrower, at either the eurodollar rate plus 8.00%, or the base rate plus 7.00%. A commitment fee of 1.00% per annum is payable by the Borrower quarterly in arrears on the unused portion of the delayed draw amount.

See table below for breakout of the debt adjustments effect on the respective combined statements of operations (in thousands):

	For the Nine Months Ended September 30, 2019	For the Year Ended December 31, 2018
Interest expense	$6,320	$8,139
Amortization of debt acquisition costs	497	656
Total expense adjustment	$6,817	$8,794

Also, in conjunction with the credit agreement, the Company entered into warrant agreements whereby it agreed to sell to the holders of the warrants an aggregate of 1,513,786 shares of Class A common stock at a per share purchase price equal to $8.05. The holders can exercise the warrants at any time until thirty days after the maturity of the credit agreement. The Company, at its sole discretion, can elect to pay the holders in cash in an amount determined based on the fair market value of the Class A common stock for the shares of Class A common stock issuable upon exercise of the warrants in lieu of delivering the shares. Upon issuance, the debt proceeds were allocated between the debt and warrant liability, resulting in a debt discount which will be accreted to interest expense through debt maturity.

The change in the valuation of the warrants was calculated using the same assumptions that were used on the actual date of the warrant agreement other than the closing stock price. See table below for adjustments from change in valuation of warrants:

Estimated value as of January 1, 2018	$11,732
Estimated value as of December 31, 2018	21,405
2018 change in warrant valuation	(9,673)
Estimated value as of September 30, 2019	4,935
2019 change in warrant valuation	16,470

(b) Investment Adjustment - Adjustment to reflect the equity investment of 70% of University Health Care, Inc. for $70.0 million, net of closing costs of $0.5 million as well as the Company’s proportional share of Passport’s net income/loss for the year ended December 31, 2018 and the nine months ended September 30, 2019. Due to Passport’s net loss of $126 million during the year ended December 31, 2018, the Company’s initial investment of $70 million would have been reduced to zero during the year. As the investment balance was zero during 2019, no additional adjustment is necessary for the nine months ended September 30, 2019. The total capitalized amount on the combined balance sheet includes transaction costs incurred through fiscal year 2019, the adjustment to the combined statements of operations only includes adjustments incurred in the respective period. The additional $0.1 million on the unaudited pro forma combined statement of operations for the year ended December 31, 2018, is from transaction costs that do not have a continuing impact on the statement of operations.

(c) Class B Adjustment - Adjustment to reflect the exchange of all remaining class B common stock to class A common stock and the dissolution of the up-C structure. The Company paid $1.3 million on behalf of certain class B shareholders to satisfy income tax obligations related to the exchanges. With the dissolution of up-C structure, net income (loss) from non-controlling interests was adjusted as well as the deferred tax liability.